Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Fourth Quarter 2010
and Full Year 2010 Results

Financial and Business Highlights

•                  Service revenue for Q4 2010 of $69.5 million — an increase of 4.0% from $66.8 million for Q3 2010 and an increase of 11.1% from $62.5 million for Q4 2009

•                  Foreign exchange positively impacts revenue growth from Q3 2010 to Q4 2010 by $0.9 million and negatively impacts revenue growth from Q4 2009 to Q4 2010 by $1.1 million

•                  Service revenue for 2010 of $263.4 million — an increase of 11.7% from $235.8 million for  2009

•                  Foreign exchange negatively impacts revenue growth from 2009 to 2010 by $1.2 million — excluding this impact, service revenue from 2009 to 2010 increased by 12.2%

•                  Traffic growth of 13% from Q3 2010 to Q4 2010, traffic growth of 24% from Q4 2009 to Q4 2010 and traffic growth of 41% from 2009 to 2010

•                  EBITDA, as adjusted, of $22.6 million for Q4 2010 - an increase of 11.0% from $20.3 million for Q3 2010 and an increase of 29.9% from $17.4 million for Q4 2009

•                  EBITDA, as adjusted, of $79.2 million for 2010 - an increase of 22.0% from $64.9 million for 2009

•                  EBITDA, as adjusted margin was 32.5% for Q4 2010, 30.4% for Q3 2010 and 27.8% for Q4 2009

•                  EBITDA, as adjusted margin was 30.1% for 2010 and 27.5% for 2009

•                  25,046 customer connections on the Cogent network at the end of 2010 - an increase of 17.3%  from 21,349 customer connections at the end of 2009

•                  1,579 on-net buildings on the Cogent network at the end of 2010 - an increase of 128 on-net buildings and 8.8% from 1,451 on-net buildings at the end of 2009

•                  Net cash provided by operating activities of $22.0 million for Q4 2010 - an increase of 15.6% from $19.0 million for Q3 2010 and an increase of 34.4% from $16.3 million for Q4 2009

•                  Net cash provided by operating activities of $71.5 million for 2010 - an increase of 25.5% from $56.9 million for 2009

•                  Cash and cash equivalents increased by $8.4 million from September 30, 2010 to December 31, 2010 and increased by $0.4 million from December 31, 2009 to December 31, 2010

[WASHINGTON, D.C. February 24, 2011] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced service revenue of $69.5 million for the three months ended December 31, 2010, an increase of 4.0% over $66.8 million for the three months ended September 30, 2010 and an increase of 11.1% over $62.5 million for the three months ended December 31, 2009.  Service revenue was $263.4 million for the year ended December 31, 2010, an increase of 11.7% over $235.8 million for the year ended December 31, 2009.

On-net revenue was $53.6 million for the three months ended December 31, 2010, an increase of 4.1% over $51.5 million for the three months ended September 30, 2010 and an increase of 7.9% over $49.7 million for the three months ended December 31, 2009. On-net revenue was $205.0 million for the year ended December 31, 2010, an increase of 8.8% over $188.5 million for the year ended December 31, 2009.   On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities.

Off-net revenue was $15.1 million for the three months ended December 31, 2010, an increase of 4.1% over $14.5 million for the three months ended September 30, 2010 and an increase of 28.0% over $11.8 million for the three months ended December 31, 2009. Off-net revenue was $55.3 million for the year ended December 31, 2010, an increase of 27.6% over $43.3 million for the year ended December 31, 2009.    Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network.

Non-core revenue was $0.8 million for the three months ended December 31, 2010, $0.8 million for the three months ended September 30, 2010 and $1.1 million for the three months ended December 31, 2009.  Non-core revenue was $3.1 million for the year ended December 31, 2010, a decrease of 22.0% from $4.0 million for the year ended December 31, 2009.    Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Gross profit, excluding equity-based compensation expense, increased 6.3% to $38.5 million for the three months ended December 31, 2010 from $36.2 million for the three months ended September 30, 2010 and increased 10.3% from $34.9 million for the three months ended December 31, 2009. Gross profit, excluding equity-based compensation expense, was $144.8

million for the year ended December 31, 2010, an increase of 8.7% over $133.2 million for the year ended December 31, 2009.   Gross profit margin, excluding equity-based compensation expense, was 55.5% for the three months ended December 31, 2010, 54.3% for the three months ended September 30, 2010, and 55.9% for the three months ended December 31, 2009.  Gross profit margin, excluding equity-based compensation expense, was 55.0% for the year ended December 31, 2010 and 56.5% for the year ended December 31, 2009.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, increased 11.0% to $22.6 million for the three months ended December 31, 2010 from $20.3 million for the three months ended September 30, 2010 and increased 29.9% from $17.4 million for the three months ended December 31, 2009.   EBITDA, as adjusted, margin was 32.5% for the three months ended December 31, 2010, 30.4% for the three months ended September 30, 2010, and 27.8% for the three months ended December 31, 2009. Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, increased 22.0% to $79.2 million for the year ended December 31, 2010 from $64.9 million for the year ended December 31, 2009.   EBITDA, as adjusted, margin was 30.1% for the year ended December 31, 2010 and 27.5% for the year ended December 31, 2009.

Basic net income (loss) per share was $0.06 for the three months ended December 31, 2010, $(0.01) for the three months ended September 30, 2010 and $(0.03) for the three months ended December 31, 2009.  Basic net income (loss) income per share was $0.01 for the year ended December 31, 2010 and $(0.39) for the year ended December 31, 2009.  Diluted net income (loss) per share was $0.06 for the three months ended December 31, 2010, $(0.01) for the three months ended September 30, 2010 and $(0.03) for the three months ended December 31, 2009.  Diluted net income (loss) per share was $0.01 for the year ended December 31, 2010 and $(0.39) for the year ended December 31, 2009.

Total customer connections increased 4.1% to 25,046 as of December 31, 2010 from 24,065 as of September 30, 2010 and increased 17.3% from 21,349 as of December 31, 2009. On-net customer connections increased 5.0% to 20,872 as of December 31, 2010 from 19,869 as of September 30, 2010 and increased 21.4% from 17,188 as of December 31, 2009.  Off-net customer connections were 3,526 as of December 31, 2010, 3,466 as of September 30, 2010

and 3,236 as of December 31, 2009.  Non-core customer connections were 648 as of December 31, 2010, 730 as of September 30, 2010 and 925 as of December 31, 2009.

The number of on-net buildings increased by 40 on-net buildings to 1,579 on-net buildings as of December 31, 2010 from 1,539 on-net buildings as of September 30, 2010, and increased by 128 on-net buildings from 1,451 on-net buildings as of December 31, 2009.

Stock Buy-Back Program

Cogent’s board has approved the purchase of up to $50 million of shares of Cogent’s common stock in open market and negotiated purchases through February 29, 2012.  Cogent has implemented the program due to its faith in its growth opportunities and its belief that the program would benefit its stockholders. Cogent currently has approximately 45.8 million common shares outstanding.

These repurchases, if and when made, will be made subject to market conditions, applicable legal requirements (including SEC rules) and other factors. This plan does not obligate Cogent to acquire any particular amount of common stock and the plan may be suspended at any time at Cogent’s discretion.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on February 24, 2011 to discuss Cogent’s operating results for the fourth quarter of 2010 and fiscal 2010 and Cogent’s expectations for full year 2011.  Investors and other interested parties may access a live audio webcast of the earnings call under “Events” at the Investor Relations section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services.  Cogent’s facilities-based, all-optical IP network backbone provides IP services in over 160 markets located in North America and Europe.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$44 ,293	$46,453	$48,050	$49,667	$49,635	$50,253	$51,513	$53,602
% Change from previous Qtr.	-1.1%	4.9%	3.4%	3.4%	-0.1%	1.2%	2.5%	4.1%
Off-Net revenue	$9,867	$10,562	$11,127	$11,791	$12,316	$13,370	$14,509	$15,098
% Change from previous Qtr.	7.7%	7.0%	5.3%	6.0%	4.5%	8.6%	8.5%	4.1%
Non-Core revenue (1)	$916	$976	$1,052	$1,053	$825	$772	$761	$761
% Change from previous Qtr.	-8.7%	6.6%	7.8%	0.1%	-21.7%	-6.4%	-1.4%	—%
Service revenue — total	$55,076	$57,991	$60,229	$62,511	$62,776	$64,395	$66,783	$69,461
% Change from previous Qtr.	0.3%	5.3%	3.9%	3.8%	0.4%	2.6%	3.7%	4.0%
Network operations expenses (2)	$24,118	$24,511	$26,375	$27,597	$28,051	$29,129	$30,535	$30,939
% Change from previous Qtr.	1.5%	1.6%	7.6%	4.6%	1.6%	3.8%	4.8%	1.3%
Gross profit (2)	$30,958	$33,480	$33,854	$34,914	$34,725	$35,266	$36,248	$38,522
% Change from previous Qtr.	-0.7%	8.1%	1.1%	3.1%	-0.5%	1.6%	2.8%	6.3%
Gross profit margin (2)	56.2%	57.7%	56.2%	55.9%	55.3%	54.8%	54.3%	55.5%
Selling, general and administrative expenses (3)	$17,068	$16,962	$16,847	$17,593	$17,401	$16,390	$15,964	$15,967
% Change from previous Qtr.	3.3%	-0.6%	-0.7%	4.4%	-1.1%	-5.8%	-2.6%	—%

Depreciation and amortization expense	$14,576	$15,271	$15,282	$14,784	$12,877	$14,099	$14,736	$14,814
% Change from previous Qtr.	-2.6%	4.8%	0.1%	-3.3%	-12.9%	4.7%	4.5%	0.5%
Asset impairment	—	—	—	—	$594	—	—	—
% Change from previous Qtr.	—	—	—	—	100.0%	-100.0%	—	—
Equity-based compensation expense	$3,814	$2,350	$1,267	$1,176	$1,165	$1,796	$1,799	$1,877
% Change from previous Qtr.	-10.5%	-38.4%	-46.1%	-7.2%	-0.9%	54.2%	0.2%	4.3%
Operating (loss) income	$(4,500)	$(1,103)	$458	$1,361	$2,688	$2,981	$3,749	$5,864
% Change from previous Qtr.	1.8%	75.5%	141.5%	197.2%	97.5%	10.9%	25.8%	56.4%
EBITDA, as adjusted (4)	$13,890	$16,670	$17,007	$17,379	$17,509	$18,880	$20,334	$22,580
% Change from previous Qtr.	-5.2%	20.0%	2.0%	2.2%	0.7%	7.8%	7.7%	11.0%
EBITDA, as adjusted margin (4)	25.2%	28.7%	28.2%	27.8%	27.9%	29.3%	30.4%	32.5%
Net (loss) income	$(8,160)	$(4,453)	$(3,279)	$(1,259)	$(570)	$(883)	$(462)	$2,584
% Change from previous Qtr.	-177.8%	45.4%	26.4%	61.6%	54.7%	-54.9%	47.7%	659.3%
Basic and diluted net (loss) income per common share	$(0.19)	$(0.10)	$(0.07)	$(0.03)	$(0.01)	$(0.02)	$(0.01)	$0.06
% Change from previous Qtr.	-176.0%	47.4%	30.0%	57.1%	66.7%	-100.0%	50.0%	700.0%
Weighted average common shares — basic	42,758,372	43,689,747	43,894,098	44,242,791	44,464,821	44,525,633	44,585,230	44,646,381
% Change from previous Qtr.	-0.1%	2.2%	0.5%	0.8%	0.5%	0.1%	0.1%	0.1%
Weighted average common shares — diluted	42,758,372	43,689,747	43,894,098	44,242,791	44,464,821	44,525,633	44,585,230	45,005,387
% Change from previous Qtr.	-0.1%	2.2%	0.5%	0.8%	0.5%	0.1%	0.1%	0.9%
Cash provided by operating activities	$12,816	$13,031	$14,751	$16,346	$15,309	$15,201	$19,001	$21,966
% Change from previous Qtr.	18.7%	1.7%	13.2%	10.8%	-6.3%	-0.7%	25.0%	15.6%
Capital expenditures	$11,746	$13,378	$16,676	$7,707	$11,333	$13,188	$16,518	$11,718
% Change from previous Qtr.	126.4%	13.9%	24.7%	-53.8%	47.0%	16.4%	25.3%	-29.1%
Customer Connections — end of period
On-Net	14,674	15,988	16,633	17,188	18,097	19,193	19,869	20,872
% Change from previous Qtr.	3.7%	9.0%	4.0%	3.3%	5.3%	6.1%	3.5%	5.0%
Off-Net	3,008	3,291	3,290	3,236	3,310	3,408	3,466	3,526
% Change from previous Qtr.	-1.1%	9.4%	—%	-1.6%	2.3%	3.0%	1.7%	1.7%

Non-Core (1)	564	1,149	1,065	925	830	775	730	648
% Change from previous Qtr.	-7.8%	103.7%	-7.3%	-13.1%	-10.3%	-6.6%	-5.8%	-11.2%
Total	18,246	20,428	20,988	21,349	22,237	23,376	24,065	25,046
% Change from previous Qtr.	2.5%	12.0%	2.7%	1.7%	4.2%	5.1%	2.9%	4.1%
Other — end of period
Buildings On-Net	1,355	1,389	1,421	1,451	1,475	1,503	1,539	1,579
Employees	548	536	569	578	583	571	566	570

(1)          Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada) and dial-up Internet access services.

(2)          Excludes equity-based compensation expense of $76, $47, $25, $24, $47, $95, $104 and $124 in the three months ended March 31, 2009, June 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010, September 30, 2010, and December 31, 2010, respectively.

(3)          Excludes equity-based compensation expense of $3,738, $2,303, $1,242, $1,152, $1,118, $1,701, $1,695 and $1,753 in the three months ended March 31, 2009, June 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010, September 30, 2010 and December 31, 2010, respectively.

(4)          See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from asset related transactions of $152, $58, $185, $4, $50 and $25 in the three months ended June 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010, September 30, 2010, and December 31, 2010 respectively.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net (loss) income before income taxes, net interest expense, equity-based compensation expense and depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus gains on asset related transactions. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under generally accepted accounting principles in the United States, or GAAP, and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA, as adjusted, is reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) — unaudited	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010
Cash flows provided by operating activities	$12,816	$13,031	$14,751	$16,346	$15,309	$15,201	$19,001	$21,966
Changes in operating assets and liabilities	(1,486)	1,109	(333)	(530)	(188)	1,031	(1,728)	(1,438)
Cash interest expense and income tax expense	2,560	2,378	2,589	1,505	2,203	2,644	3,011	2,027
Gains on asset related transactions	—	152	—	58	185	4	50	25
EBITDA, as adjusted	$13,890	$16,670	$17,007	$17,379	$17,509	$18,880	$20,334	$22,580

Impact of foreign currencies on sequential quarterly service revenue

($ in 000’s) — unaudited	Q4 2010
Service revenue as reported — Q4 2010	$69,461
Impact of foreign currencies on service revenue	(907)
Service revenue - Q4 2010, as adjusted (1)	$68,554
Service revenue as reported — Q3 2010	$66,783
Increase from Q3 2010 to Q4 2010 - (Service revenue as adjusted for Q4 2010 less service revenue as reported for Q3 2010)	$1,771
Percent increase (Increase from Q3 2010 to Q4 2010 divided by service revenue as reported for Q3 2010)	2.7%

(1)          Service revenue as adjusted is determined by translating the service revenue for the three months ended December 31, 2010 at the average foreign currency exchange rates for the three months ended September 30, 2010. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Impact of foreign currencies on sequential annual service revenue

($ in 000’s) — unaudited	2010
Service revenue as reported — 2010	$263,415
Impact of foreign currencies on service revenue	1,152
Service revenue - 2010 , as adjusted (2)	$264,567
Service revenue as reported — 2009	$235,807
Increase from 2009 to 2010 - (Service revenue as adjusted for 2010 less service revenue as reported for 2009)	$28,760
Percent increase (Increase from 2009 to 2010 divided by service revenue as reported for 2009)	12.2%

(2)          Service revenue as adjusted is determined by translating the service revenue for the year ended December 31, 2010 at the average foreign currency exchange rates for the year ended December 31, 2009. The Company believes that disclosing annual revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2009 AND 2010

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2009	2010
Assets
Current assets:
Cash and cash equivalents	$55,929	$56,283
Accounts receivable, net of allowance for doubtful accounts of $2,516 and $2,464, respectively	22,877	23,702
Prepaid expenses and other current assets	8,045	8,654

Total current assets	86,851	88,639
Property and equipment:
Property and equipment	695,437	759,901
Accumulated depreciation and amortization	(431,653)	(479,446)

Total property and equipment, net	263,784	280,455
Deposits and other assets ($469 and $462 restricted, respectively)	4,360	7,009

Total assets	$354,995	$376,103

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,781	$15,979
Accrued and other current liabilities	17,609	19,538
Current maturities, capital lease obligations	5,643	6,143

Total current liabilities	36,033	41,660
Capital lease obligations, net of current maturities	104,021	105,562
Convertible senior notes, net of discount of $25,708 and $20,758 respectively	66,270	71,220
Other long term liabilities	4,187	5,860

Total liabilities	210,511	224,302

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 44,853,974 and 45,838,510 shares issued and outstanding, respectively	45	46
Additional paid-in capital	475,158	482,737
Accumulated other comprehensive income—foreign currency translation adjustment	1,976	1,044
Accumulated deficit	(332,695)	(332,026)

Total stockholders’ equity	144,484	151,801

Total liabilities and stockholders’ equity	$354,995	$376,103

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2010

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2009	2010
Service revenue	$235,807	$263,416
Operating expenses:
Network operations (including $172 and $370 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	102,775	119,023
Selling, general, and administrative (including $8,435 and $6,267 of equity-based compensation expense, respectively)	76,905	72,060
Asset impairment	—	594
Depreciation and amortization	59,913	56,524

Total operating expenses	239,593	248,201

Operating (loss) income	(3,786)	15,215
Interest income and other	1,108	959
Interest expense	(15,720)	(16,682)

Loss before income taxes	(18,398)	(508)
Income tax benefit	1,247	1,177

Net (loss) income	$(17,151)	$669

Basic net (loss) income per common share	$(0.39)	$0.01

Weighted-average common shares—basic	44,028,736	44,633,878

Diluted net (loss) income per common share	$(0.39)	$0.01

Weighted-average common shares —diluted	44,028,736	44,790,753

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2010

(UNAUDITED IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31, 2009	Three months ended December 31, 2010
Service revenue	$62,511	$69,461
Operating expenses:
Network operations (including $24 and $124 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	27,621	31,063
Selling, general, and administrative (including $1,152 and $1,753 of equity-based compensation expense, respectively)	18,745	17,720
Depreciation and amortization	14,784	14,814
Total operating expenses	61,150	63,597

Operating income	1,361	5,864
Interest income and other	171	153
Interest expense	(4,063)	(4,342)

(Loss) income before income taxes	(2,531)	1,675
Income tax benefit	1,272	909

Net (loss) income	$(1,259)	$2,584

Basic net (loss) income per common share	$(0.03)	$0.06

Weighted-average common shares—basic	44,242,791	44,646,381

Diluted net (loss) income per common share	$(0.03)	$0.06

Weighted-average common shares —diluted	44,242,791	45,005,387

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2010

(IN THOUSANDS)

	2009	2010
Cash flows from operating activities:
Net (loss) income	$(17,151)	$669
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	59,913	56,524
Asset impairment	—	594
Amortization of debt discount—convertible notes	4,545	4,950
Equity-based compensation expense (net of amounts capitalized)	8,607	6,637
Gains - dispositions of assets and other, net	(219)	(208)
Changes in assets and liabilities:
Accounts receivable	(138)	(1,603)
Prepaid expenses and other current assets	(1,464)	(883)
Deposits and other assets	(292)	(2,698)
Accounts payable, accrued liabilities and other long-term liabilities	3,143	7,495
Net cash provided by operating activities	56,944	71,477

Cash flows from investing activities:
Purchases of property and equipment	(49,507)	(52,757)
Maturities of short-term investments, net	62	—
Purchase of other assets	(246)	—
Proceeds from asset sales	338	530
Net cash used in investing activities	(49,353)	(52,227)

Cash flows from financing activities:
Repayment of capital lease obligations	(23,167)	(19,148)
Purchases of common stock	(730)	—
Proceeds from exercises of common stock options	357	274
Net cash used in financing activities	(23,540)	(18,874)

Effect of exchange rate changes on cash	587	(22)

Net (decrease) increase in cash and cash equivalents	(15,362)	354
Cash and cash equivalents, beginning of year	71,291	55,929

Cash and cash equivalents, end of year	$55,929	$56,283

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro-USD and Canadian dollar — USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the Universal Service Fund; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2009 and our annual report on Form 10-K for the fiscal year ended December 31, 2010 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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